Exhibit 99.1

NEWS RELEASE

TO BUSINESS EDITOR:

PEOPLES FINANCIAL SERVICES CORP.

Reports Unaudited Fourth Quarter and Year to Date 2024 Earnings

Scranton, PA, February 6, 2025/PRNEWSWIRE/ – Peoples Financial Services Corp. (“Peoples” or the “Company”) (NASDAQ: PFIS), the bank holding company for Peoples Security Bank and Trust Company, today reported unaudited financial results at and for the three and twelve months ended December 31, 2024.

Peoples reported net income of $6.1 million, or $0.61 per diluted share for the three months ended December 31, 2024, compared to a net loss of $4.3 million, or $0.43 per diluted share for the three months ended September 30, 2024. Quarterly net income increased primarily due to lower provisions for credit losses and noninterest expenses, which offset reduced net interest income. On July 1, 2024, Peoples consummated the merger of FNCB Bancorp, Inc. into Peoples and the merger of FNCB Bank into Peoples Security Bank and Trust Company (collectively referred to as the “FNCB merger”). Non-recurring acquisition related expenses totaled $5.0 million in the quarter ended December 31, 2024 compared to $24.0 million in the prior quarter, which included a $14.3 million provision for credit losses on non-purchase credit deteriorated ("non-PCD") loans acquired in the FNCB merger and acquisition related expenses of $9.7 million.

In addition to evaluating its results of operations in accordance with U.S. generally accepted accounting principles (“GAAP”), Peoples routinely supplements its evaluation with an analysis of certain non-GAAP financial measures, such as tangible stockholders’ equity, core net income and pre-provision revenue ratios, and tax-equivalent net interest income and related ratios, among others. The reported results included in this release contain items, which Peoples considers non-core, namely acquisition related expenses, nonrecurring provisions for non-PDC loans and gain or loss on the sale of securities available for sale. Peoples believes the reported non-GAAP financial measures provide information useful to investors in understanding its operating performance and trends. Where non-GAAP disclosures are used in this press release, a reconciliation to the comparable GAAP measure is provided in the accompanying tables. The non-GAAP financial measures Peoples uses may differ from the non-GAAP financial measures of other financial institutions.

Core net income and core earnings per diluted share1, non-GAAP measures, exclude the non-recurring acquisition related expenses of $5.0 million and $24.0 million incurred during the three months ended December 31, 2024 and September 30, 2024, respectively, and totaled $10.0 million or $0.99 per diluted share for the three months ended December 31, 2024 compared to $16.5 million, or $1.64 per diluted share for the three months ended September 30, 2024.

Income before taxes was $5.8 million for the three months ended December 31, 2024 compared to a loss of $5.0 million for the three months ended September 30, 2024. Pre-provision net revenue (PPNR) and PPNR per diluted share1, non-GAAP measures, for the three months ended December 31, 2024 was $9.6 million or $0.96 per diluted share. The PPNR and PPNR diluted earnings per share for the prior quarter was $8.7 million or $0.86 per diluted share. Core pre-provision net revenue (PPNR) and core PPNR per diluted share1, non-GAAP measures, which exclude acquisition related expenses, the provision for credit losses and the provision for credit losses on unfunded commitments from income before taxes, for the three months ended December 31, 2024 was $14.6 million or $1.46 per diluted share. The core PPNR and core PPNR diluted earnings per share for the prior quarter was $18.3 million or $1.83 per diluted share.

For the twelve months ended December 31, 2024, net income was $8.5 million, or $0.99 per diluted share, compared to $27.4 million, or $3.83 per diluted share for the comparable period of 2023. Net income for the current period decreased $18.9 million when compared to the twelve months ended December 31, 2023 due to $30.5 million of non-recurring charges, including $16.2 million of acquisition expenses and a $14.3 million provision for credit losses on non-PCD loans related to the FNCB merger, which were partially offset by higher interest income due to increased levels of earning assets.

1 See reconciliation of non-GAAP financial measures on pg.19-21.

Core net income and core earnings per diluted share1, non-GAAP measures, totaled $32.4 million or $3.77 per diluted share for the twelve months ended December 31, 2024 compared to $28.9 million, or $4.03 per diluted share for the comparable period of 2023.

Pre-provision net revenue (PPNR) and PPNR per diluted share1, non-GAAP measures, for the twelve months ended December 31, 2024 were $27.6 million and $3.21 per diluted share, respectively. The PPNR and PPNR diluted earnings per share for the corresponding prior year period was $33.1 million or $4.62 per diluted share. Core pre-provision net revenue (PPNR) and core PPNR per diluted share1, non-GAAP measures, for the twelve months ended December 31, 2024 were $43.8 million and $5.10 per diluted share, respectively. The core PPNR and core PPNR diluted earnings per share for the corresponding prior year period was $34.9 million and $4.88 per diluted share.

Merger with FNCB

Peoples acquired FNCB and its wholly-owned subsidiary FNCB Bank by merger on July 1, 2024. The merger and acquisition method of accounting was used to account for the transaction with Peoples as the acquirer. The Company recorded the assets and liabilities of FNCB at their respective fair values as of July 1, 2024. The transaction was valued at approximately $133.7 million. Primary reasons for the merger included: expansion of the branch network and commanding market share positions in northeastern Pennsylvania; attractive low-cost funding base; strong cultural alignment and a deep commitment to shareholders, customers, employees, and communities served by Peoples and FNCB, meaningful value creation to shareholders; increased trading liquidity for both companies and increased dividends for Peoples shareholders.

At the time of the merger, FNCB contributed, after fair value purchase accounting adjustments, approximately $1.8 billion in assets, $421.9 million in investments, $1.2 billion in loans, $1.4 billion in deposits, $226.3 million in Federal Home Loan Bank (“FHLB”) advances and other borrowings, and $8.0 million in subordinated debt and trust preferred debentures. The excess of the merger consideration over the fair value of the net FNCB assets acquired and liabilities assumed resulted in $13.0 million of goodwill. The FNCB merger also resulted in a core deposit intangible valued at $36.6 million or 5.1% of core deposits.

The Company incurred non-recurring expenses of $5.0 million and $30.5 million for the three and twelve months ended December 31, 2024, respectively, related to merger and acquisition costs, and an increased allowance for credit losses related to the acquisition of PCD and non-PCD loans acquired in the FNCB merger.

The Company’s financial results for any periods ended prior to July 1, 2024 only reflect Peoples results on a stand alone basis. As a result of the FNCB merger and the below listed adjustments related to the FNCB merger, the Company’s financial results for the three months and twelve months ended December 31, 2024 may not be directly comparable to prior reported periods. The following schedule highlights specific merger related activity for the three and twelve months ended December 31, 2024:

Schedule of Merger & Acquisition Costs and Non-Recurring Merger Related Activity (Unaudited)

	Quarter Ended	Year Ended
(Dollars in thousands)	December 31, 2024	December 31, 2024

Acquisition related expenses	$4,990	$16,200
Provision for credit losses for FNCB non-PCD loans		14,328
Total net M&A costs and non-recurring transaction costs	$4,990	$30,528

NOTABLES IN THE QUARTER

●	Paid a fourth quarter dividend of $0.6175 per share, representing an increase of 50.6% over the year ago quarter’s dividend.
●	Completed our core operating system integration to achieve highest efficiency.
●	Realigned our branch network to achieve maximum coverage with minimum redundancy.
●	Allowance for credit losses to loans, net increased to 1.05% at December 31, 2024 from 0.97% and 0.77% at September 30, 2024 and December 31, 2023, respectively.
●	Return on average equity for the three months ended December 31, 2024 was 5.07% compared to negative 3.58% for the three months ended September 30, 2024; excluding the non-recurring charges, core return on average equity[1], a non-GAAP measure, was 8.31% on an annualized basis for the three months ended December 31, 2024 compared to 13.61% for the three months ended September 30, 2024.
●	Return on average assets for the three months ended December 31, 2024 was 0.47% compared to negative 0.33% for the three months ended September 30, 2024; excluding the non-recurring charges, core return on average assets[1], a non-GAAP measure, was 0.76% on an annualized basis for the three months ended December 31, 2024 compared to 1.24% for the three months ended September 30, 2024.
●	At December 31, 2024, the Company had $135.9 million in cash and cash equivalents, a decrease of $149.6 million from September 30, 2024. Additional contingent sources of available liquidity totaled $2.4 billion and include lines of credit at the Federal Reserve Bank and FHLB of Pittsburgh, brokered deposit capacity and unencumbered securities that may be pledged as collateral. The Company’s cash and cash equivalents balance and available liquidity represented 50.2% of total assets and 58.0% of total deposits.
●	At December 31, 2024, estimated total insured deposits were approximately $3.0 billion, or 68.7% of total deposits. Included in the uninsured total at December 31, 2024 was $487.8 million of municipal deposits collateralized by letters of credit issued by the FHLB and pledged investment securities, and $1.4 million of affiliate company deposits. Total insured and collateralized deposits represented 79.7% of total deposits at December 31, 2024.

  INCOME STATEMENT REVIEW

●	Net interest margin (“NIM”), calculated on a fully taxable equivalent (“FTE”) basis, a non-GAAP measure[1], for the three months ended December 31, 2024 was 3.25%, a decrease of 1 basis point compared to 3.26% for the three months ended September 30, 2024. The decrease in tax-equivalent NIM from the prior quarter was primarily due to a lower yield on interest-earning assets as a result of the Federal Open Market Committee (“FOMC”) lowering rates in September and into the fourth quarter.
●	The tax-equivalent yield on interest-earning assets, a non-GAAP measure[1], decreased 12 basis points to 5.51% during the three months ended December 31, 2024 from 5.63% during the three months ended September 30, 2024.
●	The cost of funds, which represents the average rate paid on total interest-bearing liabilities, decreased 16 basis points to 2.88% for the three months ended December 31, 2024 when compared to 3.04% during the three months ended September 30, 2024.
●	The cost of interest-bearing deposits decreased 16 basis points during the three months ended December 31, 2024 to 2.75% from 2.91% in the three months ended September 30, 2024.
●	The cost of total deposits for the three months ended December 31, 2024 was 2.20%, a decrease of 13 basis points from 2.33% for the three months ended September 30, 2024.

1See reconciliation of non-GAAP financial measures on pg.19-21.

Fourth Quarter 2024 Results – Comparison to Third Quarter 2024

Net interest income for the three months ended December 31, 2024 decreased $0.7 million to $38.5 million from $39.2 million for the three months ended September 30, 2024. Tax-equivalent net interest income, a non-GAAP measure1, for the three months ended December 31, 2024 decreased $0.8 million or 1.9% to $39.2 million from $40.0 million for the three months ended September 30, 2024. The decrease in tax-equivalent net interest income was due to a $2.5 million decrease in tax-equivalent interest income that was partially offset by a $1.7 million decrease in interest expense.

Lower interest income was the result of decreases in the volume of earning assets and lower rates on floating rate assets resulting from the 100 basis point cut to the federal funds rate since September 2024. Average loans, net, decreased $32.9 million when comparing the three months ended December 31, 2024 to the prior three month period ended September 30, 2024. Average investments totaled $628.9 million in the three months ended December 31, 2024 and $700.6 million in the three months ended September 30, 2024. Average federal funds sold increased $37.3 million to $129.5 million for the three months ended December 31, 2024.

The $1.7 million decrease in interest expense in the three months ended December 31, 2024 was due primarily to lowering rates paid on consumer, business and municipal deposit accounts in response to the FOMC’s aforementioned actions, coupled with the reduced balances. The Company's total cost of deposits decreased 13 basis points to 2.20% during the three months ended December 31, 2024 compared to 2.33 % for the prior quarter. The cost of interest-bearing deposits decreased 16 basis point to 2.75% from 2.91% in the prior quarter. Short-term borrowings averaged $39.3 million in the three month period ended December 31, 2024 at an average cost of 4.80% compared to $43.9 million in short-term borrowings at an average cost of 4.98% during the three months ended September 30, 2024.

Average interest-bearing liabilities decreased $39.3 million for the three months ended December 31, 2024, compared to the three months ended September 30, 2024. Average noninterest-bearing deposits decreased $4.5 million and represented 20.2% of total average deposits in the three months ended December 31, 2024 as compared to 20.1% in the three months ended September 30, 2024.

For the three months ended December 31, 2024, $3.4 million was recorded to the provision for credit losses compared to $14.5 million in the prior quarter. The prior period provision included a non-recurring provision of $14.3 million for non-PCD loans acquired in the FNCB merger. Excluding the impact of the FNCB merger, the provision for credit losses for the three months ended September 30, 2024 was $0.2 million. The higher provision in the three months ended December 31, 2024 was due to higher net charge-offs of $0.9 million primarily in the equipment financing and commercial real estate portfolios which contributed to higher model loss rates.

Noninterest income was $5.7 million for each of the three months ended December 31, 2024 and September 30, 2024. Higher interest rate swap revenue during the quarter ended December 31, 2024 was partially offset by lower gains on equity investments, as compared to the quarter ended September 30, 2024.

Noninterest expense decreased $0.5 million to $35.0 million for the three months ended December 31, 2024, from $35.5 million for the three months ended September 30, 2024. Excluding acquisition related expenses of $5.0 million in the quarter ended December 31, 2024 and $9.7 million in the prior quarter, including legal and consulting, core system de-conversion fees, and severance fees, noninterest expenses increased $4.1 million. Salaries and employee benefits were $2.1 million higher due primarily to year-end employee incentive accruals. Other expenses increased $1.9 million to $6.5 million for the quarter due to the $0.4 million reserve on unfunded commitments, $0.4 million higher Federal Deposit Insurance Corporation (“FDIC”) assessment costs on the Company and a $0.4 million writedown of a former branch property.

The income tax benefit was $0.3 million and $0.7 million for the three months ended December 31, 2024 and September 30, 2024, respectively. The lower tax rate was due to the impact of permanent tax adjustments, such as tax exempt income and BOLI income, on a lower pre-tax income base.

1 See reconciliation of non-GAAP financial measures on pg.19-21.

2024 vs. 2023 Full Year Results

Net interest income for the twelve months ended December 31, 2024 increased $29.2 million to $116.0 million from $86.8 million for the twelve months ended December 31, 2023. The FTE NIM, a non-GAAP measure1, for the twelve months ended December 31, 2024 was 2.84%, an increase of 30 basis points over the prior year’s period of 2.54%. Tax-equivalent net interest income, a non-GAAP measure1 for the twelve months ended December 31, increased $29.7 million, or 33.5%, to $118.4 million in 2024 from $88.7 million in 2023. The increase in tax-equivalent net interest income was primarily the result of higher loan interest income due to increased volume and rates on new loans acquired through the FNCB merger and an additional $9.0 million from accretion of purchase accounting marks on purchased loans. Average investments increased $57.9 million compared to December 31, 2023, due in part to the assumption of $426.1 million in investments from the FNCB merger. Subsequent to the merger, the Company engaged in investment sales of approximately $271.4 million to repay short-term borrowings and build on balance sheet liquidity. The tax-equivalent yield on earning assets was 5.14% for the twelve months of 2024 compared to 4.34% for the twelve months ended December 31, 2023. The cost of interest bearing liabilities during the twelve month period ended December 31, 2024 increased 51 basis points to 2.93% from 2.42% for the twelve months ended December 31, 2023 as the cost of interest-bearing deposit products and short-term borrowing costs increased. The net impact of the purchase accounting accretion and amortization of the loan, deposit and borrowing marks acquired and assumed in the FNCB merger was $7.3 million and contributed 18 basis points to the NIM.

For the twelve months ended December 31, 2024, a provision for credit losses of $19.1 million was recorded and included a $14.3 million day-one provision for non-PCD loans acquired in the FNCB merger. The balance includes adjustments through December 31, 2024 for individually evaluated and pooled loans. Excluding the day-one provision, the increase to the provision is due to $1.1 million in net charge-offs primarily in the equipment financing and indirect loan portfolios and higher ACL model loss rates.

Noninterest income was $18.3 million for the twelve months ended December 31, 2024 and $14.1 million for the comparable period ended December 31, 2023.  During the period, service charges and fees increased $2.9 million, wealth management income increased $0.5 million, bank owned life insurance cash surrender value increased $0.5 million and gains on equity securities increased $0.1 million while interest rate swap revenue decreased $0.1 million on lower loan origination volume and market value adjustments.

Noninterest expense for the twelve months ended December 31, 2024, was $106.7 million, an increase of $38.9 million from $67.8 million for the twelve months ended December 31, 2023. The increase was due primarily to higher acquisition related expenses, and higher expenses due to additional full time equivalent employees and facilities from the FNCB merger. Acquisition related expenses totaled $16.2 million compared to $1.8 million a year ago. Salaries and employee benefits expenses increased $10.5 million compared to the year ago period due to the addition of 195 full time equivalent employees from FNCB at the time of the FNCB merger. Occupancy and equipment expenses were higher by $5.2 million in the current period due to increased technology costs related to system integration and increased account and transaction volumes, and higher facilities costs. Other expenses increased $5.6 million to $19.1 million due to increased FDIC insurance assessments, the write down of a former branch office and the inherent costs of a larger organization. The provision for income taxes for the twelve months ended December 31, 2024 decreased $5.2 million as compared to the prior period due to the impact of increased permanent tax adjustments, such as tax exempt income and BOLI income, on a lower pre-tax income base.

BALANCE SHEET REVIEW

At December 31, 2024, total assets, loans and deposits were $5.1 billion, $4.0 billion and $4.4 billion, respectively.

Loan growth for the twelve months ended December 31, 2024 was $1.1 billion or 40.1%, due primarily to the $1.2 billion in loans acquired in the FNCB merger. Commercial loans made up the majority of the growth with residential real estate loans also increasing.

Total investments were $606.9 million at December 31, 2024, compared to $483.9 million at December 31, 2023. At December 31, 2024, the available for sale securities totaled $526.3 million and the held to maturity securities totaled $78.2 million. The unrealized loss on the available for sale securities decreased $2.5 million from $51.5 million at

1 See reconciliation of non-GAAP financial measures on pg.19-21.

December 31, 2023 to $49.0 million at December 31, 2024. The unrealized losses on the held to maturity portfolio totaled $13.0 million and $13.2 million at December 31, 2024 and December 31, 2023, respectively.

At December 31, 2024, goodwill was $76.3 million, an increase of $12.9 million from $63.4 million at December 31, 2023. Goodwill declined $0.6 million from September 30, 2024 due to an adjustment in the fourth quarter to the fair value of certain assets acquired in the FNCB merger.

Total deposits increased $1.1 billion during the twelve months ended December 31, 2024 due primarily to the $1.4 billion in deposits acquired in the FNCB merger, partially offset by reductions in brokered CDs and seasonal outflows of non-maturity deposits. Noninterest-bearing deposits increased $290.8 million and interest-bearing deposits increased $837.7 million during the twelve months ended December 31, 2024. The Company had $256.4 million and $261.0 million of longer-term brokered CDs at December 31, 2024 and December 31, 2023, respectively. During the quarter ended December 31, 2024, the Company called $100.7 million of its higher cost brokered CDs in order to reduce its cost of funds.

The Company’s deposit base consisted of 40.4% retail accounts, 34.9% commercial accounts, 18.9% municipal relationships and 5.8% brokered deposits at December 31, 2024. At December 31, 2024, total estimated uninsured deposits, were $1.4 billion, or approximately 31.3% of total deposits. Included in the uninsured total at December 31, 2024 is $487.8 million of municipal deposits collateralized by letters of credit issued by the FHLB and pledged investment securities, and $1.4 million of affiliate company deposits. We also offer customers access to CDARS and ICS programs through which their deposits may be allocated to separate FDIC-insured institutions, while they are able to maintain their relationship with the bank.

In addition to deposit gathering and current long-term debt, we have additional sources of liquidity available such as cash and cash equivalents, overnight borrowings from the FHLB, the Federal Reserve’s Discount Window, correspondent bank lines of credit, brokered deposit capacity and unencumbered securities. At December 31, 2024, the Company had $135.9 million in cash and cash equivalents, a decrease of $51.5 million from $187.4 million at December 31, 2023. For additional information on the deposit portfolio and additional sources of liquidity, see the tables on page 17.

The Company maintained its well capitalized position at December 31, 2024. Stockholders equity equaled $469.0 million or $46.94 per share at December 31, 2024, and $340.4 million or $48.35 per share at December 31, 2023. The increase in stockholders’ equity from December 31, 2023 is primarily attributable to the FNCB merger, net income less dividends to shareholders, partially offset by a $3.7 million decrease to accumulated other comprehensive loss (“AOCL”) resulting from a reduction in the unrealized loss on available for sale securities. The net after tax unrealized loss on available for sale securities included in AOCL at December 31, 2024 and December 31, 2023 was $30.3 million and $40.3 million, respectively.

Tangible book value1, a non-GAAP measure, decreased to $35.88 per share at December 31, 2024, from $39.35 per share at December 31, 2023. Dividends declared for the twelve months ended December 31, 2024 amounted to $2.06 per share.

ASSET QUALITY REVIEW

Nonperforming assets were $23.0 million or 0.58% of loans, net and foreclosed assets at December 31, 2024, compared to $4.9 million or 0.17% of loans, net and foreclosed assets at December 31, 2023. Nonperforming assets at December 31, 2024 included $8.5 million of loans acquired in the FNCB merger, of which, $6.4 million were PCD loans assumed in the FNCB merger. As a percentage of total assets, nonperforming assets totaled 0.45% at December 31, 2024 compared to 0.13% at December 31, 2023. At December 31, 2024, the Company had one foreclosed property recorded at $27 thousand.

During the twelve months ended December 31, 2024, net charge-offs were $1.1 million and the provision for credit losses totaled $19.1 million. The provision for credit losses included a $14.3 million FNCB merger related day one adjustment for non-PCD loans. The allowance for credit losses equaled $41.8 million or 1.05% of loans, net, at December 31, 2024 compared to $21.9 million or 0.77% of loans, net, at December 31, 2023.  Loans charged-off, net of

1See reconciliation of non-GAAP financial measures on pg.19-21.

recoveries, for the three months ended December 31, 2024 were $0.9 million, compared to $2.8 million for the comparable period last year.

About Peoples:

Peoples Financial Services Corp. is the bank holding company of Peoples Security Bank and Trust Company, an independent community bank serving its retail and commercial customers through 39 full-service community banking offices located within Allegheny, Bucks, Lackawanna, Lebanon, Lehigh, Luzerne, Monroe, Montgomery, Northampton, Susquehanna, Wayne and Wyoming Counties in Pennsylvania, Middlesex County in New Jersey and Broome County in New York. Each office, interdependent with the community, offers a comprehensive array of financial products and services to individuals, businesses, not-for-profit organizations and government entities. Peoples’ business philosophy includes offering direct access to senior management and other officers and providing friendly, informed and courteous service, local and timely decision making. For more information visit psbt.com.

In addition to evaluating its results of operations in accordance with U.S. generally accepted accounting principles (“GAAP”), Peoples routinely supplements its evaluation with an analysis of certain non-GAAP financial measures, such as tangible stockholders’ equity, core net income and pre-provision revenue ratios, among others. The reported results included in this release contain items, which Peoples considers non-core, namely acquisition related expenses and gain or loss on the sale of securities available for sale. Peoples believes the reported non-GAAP financial measures provide information useful to investors in understanding its operating performance and trends. Where non-GAAP disclosures are used in this press release, a reconciliation to the comparable GAAP measure is provided in the accompanying tables. The non-GAAP financial measures Peoples uses may differ from the non-GAAP financial measures of other financial institutions.

SOURCE: Peoples Financial Services Corp.
/Contact:	MEDIA/INVESTORS, Marie L. Luciani, Investor Relations Officer, 570.346.7741 or marie.luciani@psbt.com
Co:	Peoples Financial Services Corp.
St:	Pennsylvania
In:	Fin

Safe Harbor Forward-Looking Statements:

We make statements in this press release, and we may from time to time make other statements regarding our outlook or expectations for future financial or operating results and/or other matters regarding or affecting Peoples Financial Services Corp. and its subsidiaries (collectively, “Peoples”) and other statements that are not historical facts that are considered “forward-looking statements” as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements may be identified by the use of such words as “believe,” “expect,” “anticipate,” “should,” “planned,” “estimated,” “intend” and “potential.” For these statements, Peoples claims the protection of the statutory safe harbors for forward-looking statements.

Peoples cautions you that undue reliance should not be placed on forward-looking statements and that a number of important factors could cause actual results to differ materially from those currently anticipated in any forward-looking statement. Such factors include, but are not limited to: macroeconomic trends, including interest rates and inflation; the effects of any recession in the United States; the impact on financial markets from geopolitical conflict, including from wars, military conflict or trade policies, including tariffs or retaliatory tariffs; the possibility that Peoples may be unable to achieve the expected synergies and operating efficiencies of the FNCB merger within the expected timeframes or at all; the possibility that Peoples may be unable to successfully integrate operations of FNCB or that the integration may be more difficult, time consuming or costly than expected; the FNCB merger may divert management’s attention from ongoing business operations and opportunities; effects of the FNCB merger on our ability to retain customers and retain and hire key personnel and maintain relationships with our vendors, and on our operating results and business generally; the dilution caused by Peoples’ issuance of additional shares of its capital stock in connection with the FNCB merger; the outcome of any legal proceedings that may be threatened or instituted against Peoples; changes in interest rates; economic conditions, particularly in our market area; legislative and regulatory changes and the ability to comply with the significant laws and regulations governing the banking and financial services business; monetary and fiscal policies of the U.S. government, including policies of the U.S. Department of Treasury and the Federal Reserve System; adverse developments in the financial industry generally, responsive measures to mitigate and manage such developments, related supervisory and regulatory actions and costs, and related impacts on customer and client behavior; credit risk associated with lending activities and changes in the quality and composition of our loan and investment portfolios; demand for loan and other products; deposit flows; competition; changes in the values of real estate and other collateral securing the loan portfolio, particularly in our market area; changes in relevant accounting principles and guidelines; inability of third party service providers to perform; our ability to prevent, detect and respond to cyberattacks; and other factors that may be described in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission from time to time.

The forward-looking statements are made as of the date of this release, and, except as may be required by applicable law or regulation, Peoples assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

[TABULAR MATERIAL FOLLOWS]

Summary Data

Peoples Financial Services Corp.

Five Quarter Trend (Unaudited)

(In thousands, except share and per share data)

	Dec 31	Sept 30	June 30	Mar 31	Dec 31
	2024	2024	2024	2024	2023
Key performance data:
Share and per share amounts:
Net (loss) income	$0.61	$(0.43)	$0.46	$0.49	$0.51
Core net income (1)	$0.99	$1.64	$0.59	$0.55	$0.61
Core net income (PPNR) (1)	$1.46	$1.83	$0.73	$0.79	$0.95
Cash dividends declared	$0.62	$0.62	$0.41	$0.41	$0.41
Book value	$46.94	$47.53	$48.29	$48.18	$48.35
Tangible book value (1)	$35.88	$36.24	$39.31	$39.20	$39.35
Market value:
High	$58.76	$50.49	$46.25	$48.84	$49.99
Low	$44.73	$41.44	$36.26	$38.09	$38.58
Closing	$51.18	$46.88	$45.54	$43.11	$48.70
Market capitalization	$511,325	$468,549	$321,388	$304,238	$342,889
Common shares outstanding	9,990,724	9,994,648	7,057,258	7,057,258	7,040,852
Selected ratios:
Return on average stockholders’ equity	5.07%	(3.58)%	3.87%	4.09%	4.40%
Core return on average stockholders’ equity (1)	8.31%	13.61%	5.00%	4.59%	5.26%
Return on average tangible stockholders’ equity	6.62%	(4.67)%	4.76%	5.02%	5.46%
Core return on average tangible stockholders’ equity (1)	10.87%	17.77%	6.14%	5.64%	6.53%
Return on average assets	0.47%	(0.33)%	0.37%	0.38%	0.38%
Core return on average assets (1)	0.76%	1.24%	0.47%	0.43%	0.46%
Stockholders’ equity to total assets	9.21%	8.86%	9.42%	9.27%	9.10%
Efficiency ratio (1)(2)	63.03%	53.14%	74.49%	75.77%	69.94%
Nonperforming assets to loans, net, and foreclosed assets	0.58%	0.53%	0.25%	0.27%	0.17%
Nonperforming assets to total assets	0.45%	0.41%	0.20%	0.21%	0.13%
Net charge-offs to average loans, net	0.09%	0.01%	0.01%	0.00%	0.39%
Allowance for credit losses to loans, net	1.05%	0.97%	0.81%	0.79%	0.77%
Interest-bearing assets yield (FTE) (3)	5.51%	5.63%	4.58%	4.56%	4.49%
Cost of funds (4)_	2.88%	3.04%	3.01%	2.96%	2.86%
Net interest spread (FTE) (3) (4)	2.62%	2.59%	1.57%	1.60%	1.63%
Net interest margin (FTE) (3)	3.25%	3.26%	2.29%	2.29%	2.30%

(1)	See Reconciliation of Non-GAAP financial measures on pages 19-21.
(2)	Total noninterest expense less amortization of intangible assets and acquisition related expenses, divided by tax-equivalent net interest income and noninterest income less net gains (losses) on investment securities available for sale.
(3)	Tax-equivalent adjustments were calculated using the federal statutory tax rate prevailing during the indicated periods of 21%.
(4)	Amount for the three months ended September 30, 2024 has been revised from the previously reported amount to correct an immaterial misclassification of deposits, namely a $210.3 million understatement of noninterest-bearing deposits and overstatement of interest-bearing deposits. The misclassification had no material impact on the September 30, 2024 financial statements.

Peoples Financial Services Corp.

Consolidated Statements of Income (Unaudited)

(In thousands, except per share data)

	Dec 31	Dec 31
Year ended	2024	2023
Interest income:
Interest and fees on loans:
Taxable	$184,907	$129,013
Tax-exempt	7,354	5,628
Interest and dividends on investment securities:
Taxable	12,930	7,912
Tax-exempt	1,550	1,582
Dividends	89	4
Interest on interest-bearing deposits in other banks	498	335
Interest on federal funds sold	4,132	5,377
Total interest income	211,460	149,851
Interest expense:
Interest on deposits	87,934	58,561
Interest on short-term borrowings	1,919	1,920
Interest on long-term debt	3,317	842
Interest on subordinated debt	1,774	1,774
Interest on junior subordinated debt	527
Total interest expense	95,471	63,097
Net interest income	115,989	86,754
Provision for credit losses	19,131	566
Net interest income after provision for credit losses	96,858	86,188
Noninterest income:
Service charges, fees, commissions and other	10,673	7,728
Merchant services income	896	693
Commissions and fees on fiduciary activities	2,270	2,219
Wealth management income	2,118	1,576
Mortgage banking income	389	390
Increase in cash surrender value of life insurance	1,572	1,067
Interest rate swap revenue	285	390
Net gains (losses) on equity investment securities	132	(11)
Net gains on sale of investment securities available for sale	1	81
Total noninterest income	18,336	14,133
Noninterest expense:
Salaries and employee benefits expense	45,746	35,285
Net occupancy and equipment expense	22,296	17,146
Acquisition related expenses	16,200	1,816
Amortization of intangible assets	3,367	105
Net loss (gains) on fixed assets		(18)
Other expenses	19,117	13,486
Total noninterest expense	106,726	67,820
Income before income taxes	8,468	32,501
(Beneift) provision for income tax expense	(30)	5,121
Net income	$8,498	$27,380
Other comprehensive income:
Unrealized gains on investment securities available for sale	$2,569	$14,804
Reclassification adjustment for gains on available for sale securities included in net income	(1)	(81)
Change in pension liability	1,518	1,129
Change in derivative fair value	632	(824)
Income tax expense related to other comprehensive income	1,062	3,043
Other comprehensive income, net of income tax expense	3,656	11,985
Comprehensive income	$12,154	$39,365
Share and per share amounts:
Net income - basic	$1.00	$3.85
Net income - diluted	0.99	3.83
Cash dividends declared	2.06	1.64
Average common shares outstanding - basic	8,531,122	7,107,908
Average common shares outstanding - diluted	8,586,035	7,151,471

Peoples Financial Services Corp.

Consolidated Statements of Income (Loss) (Unaudited)

(In thousands, except per share data)

	Dec 31	Sept 30	June 30	Mar 31	Dec 31
Three months ended	2024	2024	2024	2024	2023
Interest income:
Interest and fees on loans:
Taxable	$57,048	$59,412	$34,406	$34,041	$33,730
Tax-exempt	2,238	2,299	1,399	1,418	1,423
Interest and dividends on investment securities:
Taxable	4,369	4,739	1,904	1,918	1,939
Tax-exempt	397	411	371	371	372
Dividends	30	55	2	2
Interest on interest-bearing deposits in other banks	113	150	115	120	145
Interest on federal funds sold	1,608	1,218	179	1,127	2,463
Total interest income	65,803	68,284	38,376	38,997	40,072
Interest expense:
Interest on deposits	24,718	26,398	18,114	18,704	18,756
Interest on short-term borrowings	474	550	633	262	330
Interest on long-term debt	1,389	1,389	269	270	273
Interest on subordinated debt	444	443	444	443	444
Interest on junior subordinated debt	267	260
Total interest expense	27,292	29,040	19,460	19,679	19,803
Net interest income	38,511	39,244	18,916	19,318	20,269
Provision for credit losses	3,369	14,458	596	708	1,669
Net interest income after provision for credit losses	35,142	24,786	18,320	18,610	18,600
Noninterest income:
Service charges, fees, commissions and other	3,368	3,384	1,885	2,036	1,881
Merchant services income	298	223	260	115	151
Commissions and fees on fiduciary activities	553	649	517	551	528
Wealth management income	633	708	416	361	399
Mortgage banking income	126	84	87	92	95
Increase in cash surrender value of life insurance	456	551	286	279	277
Interest rate swap revenue	260	(53)	102	(24)	(122)
Net (losses) gains on investment equity securities	(23)	175	(12)	(8)	6
Net gains on sale of investment securities available for sale		1
Total noninterest income	5,671	5,722	3,541	3,402	3,215
Noninterest expense:
Salaries and employee benefits expense	15,287	13,170	8,450	8,839	8,939
Net occupancy and equipment expense	6,559	6,436	4,576	4,725	4,468
Acquisition related expenses	4,990	9,653	1,071	486	826
Amortization of intangible assets	1,702	1,665			19
Other expenses	6,460	4,578	4,061	4,018	3,346
Total noninterest expense	34,998	35,502	18,158	18,068	17,598
Income (loss) before income taxes	5,815	(4,994)	3,703	3,944	4,217
Income tax (benefit) expense	(272)	(657)	421	478	587
Net income (loss)	$6,087	$(4,337)	$3,282	$3,466	$3,630
Other comprehensive (loss) income:
Unrealized (loss) gain on investment securities available for sale	$(10,175)	$15,167	$18	$(2,441)	$19,494
Reclassification adjustment for gains on available for sale securities included in net income		(1)
Change in benefit plan liabilities	1,518				1,129
Change in derivative fair value	817	(1,424)	160	1,079	(1,650)
Income tax (benefit) expense related to other comprehensive (loss) income	(1,686)	3,008	38	(298)	3,894

Other comprehensive (loss) income, net of income tax (benefit) expense	(6,154)	10,734	140	(1,064)	15,079
Comprehensive (loss) income	$(67)	$6,397	$3,422	$2,402	$18,709
Share and per share amounts:
Net income - basic	$0.61	$(0.43)	$0.47	$0.49	$0.52
Net income - diluted	0.61	(0.43)	0.46	0.49	0.51
Cash dividends declared	0.62	0.62	0.41	0.41	0.41
Average common shares outstanding - basic	9,994,605	9,987,627	7,057,258	7,052,912	7,040,852
Average common shares outstanding - diluted	10,051,337	10,044,449	7,114,115	7,102,112	7,091,015

Peoples Financial Services Corp.

Net Interest Margin (Unaudited)

(In thousands, fully taxable equivalent basis)

	Three Months Ended
	December 31, 2024			December 31, 2023
	Average	Interest Income/	Yield/	Average	Interest Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Earning assets:
Loans:
Taxable	$3,757,273	$57,048	6.04%	$2,632,865	$33,730	5.08%
Tax-exempt	278,429	2,834	4.05	227,800	1,801	3.14
Total loans	4,035,702	59,882	5.90	2,860,665	35,531	4.93
Investments:
Taxable	541,526	4,399	3.23	450,533	1,939	1.71
Tax-exempt	87,419	502	2.29	87,297	471	2.14
Total investments	628,945	4,901	3.10	537,830	2,410	1.78
Interest-bearing deposits	9,116	113	4.93	10,432	145	5.51
Federal funds sold	129,517	1,608	4.94	176,983	2,463	5.52
Total earning assets	4,803,280	66,504	5.51%	3,585,910	40,549	4.49%
Less: allowance for credit losses	39,850			23,386
Other assets	440,029			211,864
Total assets	$5,203,459	$66,504		$3,774,388	$40,549
Liabilities and Stockholders’ Equity:
Interest-bearing liabilities:
Money market accounts	$945,644	$7,526	3.17%	$775,661	$7,227	3.70%
Interest-bearing demand and NOW accounts	1,276,206	7,549	2.35	814,695	4,925	2.40
Savings accounts	502,028	651	0.52	438,544	267	0.24
Time deposits less than $100	497,473	5,428	4.34	415,806	4,364	4.16
Time deposits $100 or more	351,970	3,564	4.03	216,450	1,973	3.62
Total interest-bearing deposits	3,573,321	24,718	2.75	2,661,156	18,756	2.80
Short-term borrowings	39,319	474	4.80	24,103	330	5.43
Long-term debt	111,135	1,389	4.97	25,000	273	4.33
Subordinated debt	33,000	444	5.35	33,000	444	5.34
Junior subordinated debt	8,026	267	13.23
Total borrowings	191,480	2,574	5.35	82,103	1,047	5.06
Total interest-bearing liabilities	3,764,801	27,292	2.88%	2,743,259	19,803	2.86%
Noninterest-bearing deposits	904,274			651,182
Other liabilities	56,445			52,760
Stockholders’ equity	477,939			327,187
Total liabilities and stockholders’ equity	$5,203,459			$3,774,388
Net interest income/spread		$39,212	2.62%		$20,746	1.63%
Net interest margin			3.25%			2.30%
Tax-equivalent adjustments:
Loans		$596			$378
Investments		105			99
Total adjustments		$701			$477

The average balances of assets and liabilities, corresponding interest income and expense and resulting average yields or rates paid are summarized as follows. Averages for earning assets include nonaccrual loans. Investment averages include available for sale securities at amortized cost. Income on investment securities and loans is adjusted to a tax-equivalent basis using the prevailing federal statutory tax rate of 21%.

Peoples Financial Services Corp.

Net Interest Margin (Unaudited)

(In thousands, fully taxable equivalent basis)

	For the Twelve Months Ended
	December 31, 2024			December 31, 2023
	Average	Interest Income/	Yield/	Average	Interest Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Earning assets:
Loans:
Taxable	$3,205,564	$184,907	5.77%	$2,605,927	$129,013	4.95%
Tax-exempt	251,300	9,309	3.70	225,839	7,124	3.15
Total loans	3,456,864	194,216	5.62	2,831,766	136,137	4.81
Investments:
Taxable	529,649	13,019	2.46	468,403	7,916	1.69
Tax-exempt	87,563	1,962	2.24	90,897	2,003	2.20
Total investments	617,212	14,981	2.43	559,300	9,919	1.77
Interest-bearing deposits	9,434	498	5.28	6,373	335	5.26
Federal funds sold	78,698	4,132	5.25	98,535	5,377	5.46
Total earning assets	4,162,208	213,827	5.14%	3,495,974	151,768	4.34%
Less: allowance for credit losses	30,724			24,377
Other assets	362,130			211,618
Total assets	$4,493,614	$213,827		$3,683,215	$151,768
Liabilities and Stockholders’ Equity:
Interest-bearing liabilities:
Money market accounts	$621,993	$29,643	4.77%	$714,940	$22,686	3.17%
Interest-bearing demand and NOW accounts	1,261,095	23,674	1.88	779,977	15,586	2.00
Savings accounts	463,199	4,625	1.00	474,028	994	0.21
Time deposits less than $100	480,737	18,124	3.77	349,990	13,344	3.81
Time deposits $100 or more	291,482	11,868	4.07	200,743	5,951	2.96
Total interest-bearing deposits	3,118,506	87,934	2.82	2,519,678	58,561	2.32
Short-term borrowings	37,083	1,919	5.17	38,331	1,920	5.01
Long-term debt	68,441	3,317	4.85	19,448	842	4.33
Subordinated debt	33,000	1,774	5.38	33,000	1,774	5.38
Junior subordinated debt	4,028	527	13.08
Total borrowings	142,552	7,537	5.29	90,779	4,536	5.00
Total interest-bearing liabilities	3,261,058	95,471	2.93%	2,610,457	63,097	2.42%
Noninterest-bearing deposits	714,824			698,749
Other liabilities	106,970			44,786
Stockholders’ equity	410,762			329,223
Total liabilities and stockholders’ equity	$4,493,614	95,471		$3,683,215	63,097
Net interest income/spread		$118,356	2.21%		$88,671	1.92%
Net interest margin			2.84%			2.54%
Tax-equivalent adjustments:
Loans		$1,955			$1,496
Investments		412			421
Total adjustments		$2,367			$1,917

Peoples Financial Services Corp.

Details of Net Interest Income and Net Interest Margin (Unaudited)

(In thousands, fully taxable equivalent basis)

	Dec 31	Sept 30	June 30	Mar 31	Dec 31
Three months ended	2024	2024	2024	2024	2023
Net interest income:
Interest income:
Loans, net:
Taxable	$57,048	$59,412	$34,406	$34,041	$33,730
Tax-exempt	2,834	2,910	1,771	1,795	1,801
Total loans, net	59,882	62,322	36,177	35,836	35,531
Investments:
Taxable	4,399	4,794	1,906	1,920	1,939
Tax-exempt	502	520	469	470	471
Total investments	4,901	5,314	2,375	2,390	2,410
Interest on interest-bearing balances in other banks	113	150	115	120	145
Federal funds sold	1,608	1,218	179	1,127	2,463
Total interest income	66,504	69,004	38,846	39,473	40,549
Interest expense:
Deposits	24,718	26,398	18,114	18,704	18,756
Short-term borrowings	474	550	633	262	330
Long-term debt	1,389	1,389	269	270	273
Subordinated debt	444	443	444	443	444
Junior subordinated debt	267	260
Total interest expense	27,292	29,040	19,460	19,679	19,803
Net interest income	$39,212	$39,964	$19,386	$19,794	$20,746
Loans, net:
Taxable	6.04%	6.24%	5.25%	5.20%	5.08%
Tax-exempt	4.05%	4.16%	3.20%	3.20%	3.14%
Total loans, net	5.90%	6.09%	5.09%	5.04%	4.93%
Investments:
Taxable	3.23%	3.12%	1.73%	1.73%	1.71%
Tax-exempt	2.29%	2.31%	2.19%	2.18%	2.14%
Total investments	3.10%	3.02%	1.80%	1.80%	1.78%
Interest-bearing balances with banks	4.93%	5.55%	5.28%	5.35%	5.51%
Federal funds sold	4.94%	5.26%	5.68%	5.60%	5.52%
Total interest-earning assets	5.51%	5.63%	4.58%	4.56%	4.49%
Interest expense:
Deposits (1)	2.75%	2.91%	2.92%	2.90%	2.80%
Short-term borrowings	4.80%	4.98%	5.61%	5.35%	5.43%
Long-term debt	4.97%	4.94%	4.33%	4.34%	4.33%
Subordinated debt	5.35%	5.34%	5.41%	5.40%	5.34%
Junior subordinated debt	13.23%	12.93%
Total interest-bearing liabilities (1)	2.88%	3.04%	3.01%	2.96%	2.86%
Net interest spread (1)	2.62%	2.59%	1.57%	1.60%	1.63%
Net interest margin	3.25%	3.26%	2.29%	2.29%	2.30%

(1)	Amount for the three months ended September 30, 2024 has been revised from the previously reported amount to correct an immaterial misclassification of deposits, namely a $210.3 million understatement of noninterest-bearing deposits and overstatement of interest-bearing deposits. The misclassification had no material impact on the September 30, 2024 financial statements.

Peoples Financial Services Corp.

Consolidated Balance Sheets (Unaudited)

(In thousands)

	Dec 31	Sept 30	June 30	Mar 31	Dec 31
At period end	2024	2024	2024	2024	2023
Assets:
Cash and due from banks	$47,029	$97,090	$41,234	$32,009	$33,524
Interest-bearing balances in other banks	8,593	10,286	8,722	8,259	9,141
Federal funds sold	80,229	178,093		69,700	144,700
Investment securities:
Available for sale	526,329	562,486	385,240	394,413	398,927
Equity investments carried at fair value	2,430	3,921	78	91	98
Held to maturity	78,184	79,861	81,598	83,306	84,851
Total investments	606,943	646,268	466,916	477,810	483,876
Loans held for sale		803		300	250
Loans	3,993,505	4,069,683	2,869,553	2,858,412	2,849,897
Less: allowance for credit losses	41,776	39,341	23,123	22,597	21,895
Net loans	3,951,729	4,030,342	2,846,430	2,835,815	2,828,002
Goodwill	76,325	76,958	63,370	63,370	63,370
Premises and equipment, net	73,283	75,877	58,565	59,097	61,276
Bank owned life insurance	87,429	87,401	49,955	49,673	49,397
Deferred tax assets	32,006	33,078	14,460	14,241	13,770
Accrued interest receivable	15,632	17,979	13,326	13,565	12,734
Other intangible assets, net	34,197	35,907
Other assets	78,586	70,056	53,077	45,299	42,249
Total assets	$5,091,981	$5,360,138	$3,616,055	$3,669,138	$3,742,289
Liabilities:
Deposits:
Noninterest-bearing (1)	$935,516	$927,864	$620,971	$623,408	$644,683
Interest-bearing (1)	3,472,036	3,710,000	2,443,988	2,580,530	2,634,354
Total deposits	4,407,552	4,637,864	3,064,959	3,203,938	3,279,037
Short-term borrowings	15,900	37,346	104,250	20,260	17,590
Long-term debt	98,637	111,489	25,000	25,000	25,000
Subordinated debt	33,000	33,000	33,000	33,000	33,000
Junior subordinated debt	8,039	8,015
Accrued interest payable	5,503	6,829	5,507	5,327	5,765
Other liabilities	54,400	50,544	42,532	41,621	41,475
Total liabilities	4,623,031	4,885,087	3,275,248	3,329,146	3,401,867
Stockholders’ equity:
Common stock	19,995	19,993	14,122	14,122	14,093
Capital surplus	250,695	250,578	122,449	122,162	122,130
Retained earnings	238,955	239,021	249,511	249,123	248,550
Accumulated other comprehensive loss	(40,695)	(34,541)	(45,275)	(45,415)	(44,351)
Total stockholders’ equity	468,950	475,051	340,807	339,992	340,422
Total liabilities and stockholders’ equity	$5,091,981	$5,360,138	$3,616,055	$3,669,138	$3,742,289

(1)	Amount at September 30, 2024 has been revised from the previously reported amount to correct an immaterial misclassification of deposits, namely a $210.3 million understatement of noninterest-bearing deposits and overstatement of interest-bearing deposits. The misclassification had no material impact on the September 30, 2024 financial statements.

Peoples Financial Services Corp.

Loan and Asset Quality Data (Unaudited)

(In thousands)

At period end	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
Commercial
Taxable	$556,630	$616,369	$411,112	$400,439	$317,245
Non-taxable	279,390	273,710	220,893	224,083	226,470
Total	836,020	890,079	632,005	624,522	543,715
Real estate
Commercial real estate	2,294,113	2,309,588	1,793,652	1,794,086	1,863,118
Residential	551,851	550,590	369,671	361,490	360,803
Total	2,845,964	2,860,178	2,163,323	2,155,576	2,223,921
Consumer
Indirect Auto	119,704	130,380	66,792	71,675	75,389
Consumer Other	12,697	15,580	7,433	6,639	6,872
Total	132,401	145,960	74,225	78,314	82,261
Equipment Financing	179,120	173,466
Total	$3,993,505	$4,069,683	$2,869,553	$2,858,412	$2,849,897

	Dec 31	Sept 30	June 30	Mar 31	Dec 31
At quarter end	2024	2024	2024	2024	2023
Nonperforming assets:
Nonaccrual/restructured loans	$22,517	$20,949	$7,116	$7,056	$3,961
Accruing loans past due 90 days or more	458	569		656	986
Foreclosed assets	27	27	27
Total nonperforming assets	$23,002	$21,545	$7,143	$7,712	$4,947

	Dec 31	Sept 30	June 30	Mar 31	Dec 31
Three months ended	2024	2024	2024	2024	2023
Allowance for credit losses:
Beginning balance	$39,341	$23,123	$22,597	$21,895	$23,010
Merger-related adjustments - Non PCD Loans		14,328
Merger-related adjustments - PCD Loans		1,842
Charge-offs	1,108	534	135	108	2,808
Recoveries	174	452	65	102	24
Provision for credit losses	3,369	130	596	708	1,669
Ending balance	$41,776	$39,341	$23,123	$22,597	$21,895

Peoples Financial Services Corp.

Deposit and Liquidity Detail (Unaudited)

(In thousands)

At period end	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
Interest-bearing deposits:
Money market accounts	$936,239	$1,018,575	$690,631	$759,305	$782,243
Interest-bearing demand and NOW accounts (1)	1,238,853	1,229,083	715,890	754,673	796,426
Savings accounts	492,180	509,412	397,827	415,459	429,011
Time deposits less than $250	620,725	824,791	504,879	517,009	505,409
Time deposits $250 or more	184,039	128,139	134,761	134,084	121,265
Total interest-bearing deposits (1)	3,472,036	3,710,000	2,443,988	2,580,530	2,634,354
Noninterest-bearing deposits (1)	935,516	927,864	620,971	623,408	644,683
Total deposits	$4,407,552	$4,637,864	$3,064,959	$3,203,938	$3,279,037

	December 31, 2024
At period end	Amount	Percent of Total	Number of accounts	Average Balance
Deposit Detail:
Retail	$1,779,729	40.4%	98,583	$18
Commercial	1,538,757	34.9	18,675	82
Municipal	832,665	18.9	2,427	343
Brokered	256,401	5.8	28	9,157
Total Deposits	$4,407,552	100.0	119,713	$37

Uninsured	1,381,492	31.3%
Insured	3,026,060	68.7

	December 31, 2023
At period end	Amount	Percent of Total	Number of accounts	Average Balance
Deposit Detail:
Retail	$1,358,371	41.4%	70,334	$19
Commercial	1,096,547	33.4	13,433	82
Municipal	563,124	17.2	1,856	303
Brokered	260,995	8.0	24	10,875
Total Deposits	$3,279,037	100.0	85,647	$38

Uninsured	883,530	26.9%
Insured	2,395,507	73.1

			Total Available
At December 31, 2024	Total Available	Outstanding	for Future Liquidity
FHLB advances	$1,680,100	$587,817	$1,092,283
Federal Reserve - Discount Window	621,462		621,462
Correspondent bank lines of credit	18,000		18,000
Other sources of liquidity:
Brokered deposits	763,797	256,401	507,396
Unencumbered securities	182,170		182,170
Total sources of liquidity	$3,265,529	$844,218	$2,421,311

(1)	Amount at September 30, 2024 has been revised from the previously reported amount to correct an immaterial misclassification of deposits, namely a $210.3 million understatement of noninterest-bearing deposits and overstatement of interest-bearing deposits. The misclassification had no material impact on the September 30, 2024 financial statements.

Peoples Financial Services Corp.

Consolidated Balance Sheets (Unaudited)

(In thousands)

	Dec 31	Sept 30	June 30	Mar 31	Dec 31
Average quarterly balances	2024	2024	2024	2024	2023
Assets:
Loans, net:
Taxable	$3,757,273	$3,790,138	$2,637,164	$2,632,554	$2,632,865
Tax-exempt	278,429	278,496	222,655	225,293	227,800
Total loans, net	4,035,702	4,068,634	2,859,819	2,857,847	2,860,665
Investments:
Taxable	541,526	611,032	443,146	446,996	450,533
Tax-exempt	87,419	89,532	86,418	86,864	87,297
Total investments	628,945	700,564	529,564	533,860	537,830
Interest-bearing balances with banks	9,116	10,820	8,763	9,025	10,432
Federal funds sold	129,517	92,171	12,672	80,955	176,983
Total interest-earning assets	4,803,280	4,872,189	3,410,818	3,481,687	3,585,910
Other assets	400,179	419,005	198,248	195,063	188,478
Total assets	$5,203,459	$5,291,194	$3,609,066	$3,676,750	$3,774,388
Liabilities and stockholders’ equity:
Deposits:
Interest-bearing (1)	$3,573,321	$3,607,405	$2,496,298	$2,593,813	$2,661,156
Noninterest-bearing (1)	904,274	908,776	620,256	616,610	651,182
Total deposits	4,477,595	4,516,181	3,116,554	3,210,423	3,312,338
Short-term borrowings	39,319	43,895	45,383	19,687	24,103
Long-term debt	111,135	111,804	25,000	25,000	25,000
Subordinated debt	33,000	33,000	33,000	33,000	33,000
Junior subordinated debt	8,026	8,000
Other liabilities	56,445	96,177	48,630	47,688	52,760
Total liabilities	4,725,520	4,809,057	3,268,567	3,335,798	3,447,201
Stockholders’ equity	477,939	482,137	340,499	340,952	327,187
Total liabilities and stockholders’ equity	$5,203,459	$5,291,194	$3,609,066	$3,676,750	$3,774,388

(1)	Quarterly averages at September 30, 2024 have been revised from the previously reported amounts to correct an immaterial misclassification of deposits, namely a $210.3 million understatement of noninterest-bearing deposits and overstatement of interest-bearing deposits. The misclassification had no material impact on the September 30, 2024 financial statements.

Peoples Financial Services Corp.

Reconciliation of Non-GAAP Financial Measures (Unaudited)

(In thousands, except share and per share data)

	Dec 31	Sept 30	June 30	Mar 31	Dec 31
Three months ended	2024	2024	2024	2024	2023
Core net income per share:
Net income (loss) GAAP	$6,087	$(4,337)	$3,282	$3,466	$3,630
Adjustments:
Add: ACL provision for FNCB acquired legacy loans		14,328
Less: ACL provision for FNCB acquired legacy loans tax adjustment		1,885
Add: Acquisition related expenses	4,990	9,653	1,071	486	826
Less: Acquisition related expenses tax adjustment	1,089	1,270	122	59	115
Core net income	$9,988	$16,489	$4,231	$3,893	$4,341
Average common shares outstanding - diluted	10,051,337	10,044,449	7,114,115	7,102,112	7,091,015
Core net income per share	$0.99	$1.64	$0.59	$0.55	$0.61

Tangible book value:
Total stockholders’ equity	$468,950	$475,051	$340,807	$339,992	$340,422
Less: Goodwill	76,325	76,958	63,370	63,370	63,370
Less: Other intangible assets, net	34,197	35,907
Total tangible stockholders’ equity	$358,428	$362,186	$277,437	$276,622	$277,052
Common shares outstanding	9,990,724	9,994,648	7,057,258	7,057,258	7,040,852
Tangible book value per share	$35.88	$36.24	$39.31	$39.20	$39.35

Core return on average stockholders’ equity:
Net income (loss) GAAP	$6,087	$(4,337)	$3,282	$3,466	$3,630
Adjustments:
Add: ACL provision for FNCB acquired legacy loans		14,328
Less: ACL provision for FNCB acquired legacy loans tax adjustment		1,885
Add: Acquisition related expenses	4,990	9,653	1,071	486	826
Less: Acquisition related expenses tax adjustment	1,089	1,270	122	59	115
Core net income	$9,988	$16,489	$4,231	$3,893	$4,341
Average stockholders’ equity	$477,939	$482,137	$340,499	$340,952	$327,187
Core return on average stockholders’ equity	8.31%	13.61%	5.00%	4.59%	5.26%

Return on average tangible stockholders' equity:
Net income (loss) GAAP	$6,087	$(4,337)	$3,282	$3,466	$3,630
Average stockholders’ equity	$477,939	$482,137	$340,499	$340,952	$327,187
Less: average intangibles	112,399	113,032	63,370	63,370	63,380
Average tangible stockholders’ equity	$365,540	$369,105	$277,129	$277,582	$263,807
Return on average tangible stockholders’ equity	6.62%	(4.67)%	4.76%	5.02%	5.46%

Core return on average tangible stockholders’ equity:
Net income (loss) GAAP	$6,087	$(4,337)	$3,282	$3,466	$3,630
Adjustments:
Add: ACL provision for FNCB acquired legacy loans		14,328
Less: ACL provision for FNCB acquired legacy loans tax adjustment		1,885
Add: Acquisition related expenses	4,990	9,653	1,071	486	826
Less: Acquisition related expenses tax adjustment	1,089	1,270	122	59	115
Core net income	$9,988	$16,489	$4,231	$3,893	$4,341
Average stockholders’ equity	$477,939	$482,137	$340,499	$340,952	$327,187
Less: average intangibles	112,399	113,032	63,370	63,370	63,380
Average tangible stockholders’ equity	$365,540	$369,105	$277,129	$277,582	$263,807
Core return on average tangible stockholders’ equity	10.87%	17.77%	6.14%	5.64%	6.53%

Core return on average assets:
Net income (loss) GAAP	$6,087	$(4,337)	$3,282	$3,466	$3,630
Adjustments:
Add: ACL provision for FNCB acquired legacy loans		14,328
Less: ACL provision for FNCB acquired legacy loans tax adjustment		1,885
Add: Acquisition related expenses	4,990	9,653	1,071	486	826
Less: Acquisition related expenses tax adjustment	1,089	1,270	122	59	115
Core net income	$9,988	$16,489	$4,231	$3,893	$4,341
Average assets	$5,203,459	$5,291,194	$3,609,066	$3,676,750	$3,774,388
Core return on average assets	0.76%	1.24%	0.47%	0.43%	0.46%

Pre-provision net revenue (PPNR) per share:
Income (Loss) before taxes (GAAP)	$5,815	$(4,994)	$3,703	$3,944	$4,217
Add: ACL provision for FNCB acquired legacy loans		14,328
Add: Provision for credit losses	3,369	130	596	708	1,669
Add: Provision for credit losses on unfunded commitments	452	(785)	(197)	487	(2)
PPNR (non-GAAP)	$9,636	$8,679	$4,102	$5,139	$5,884
Average common shares outstanding-diluted	10,051,337	10,044,449	7,114,115	7,102,112	7,091,015
PPNR per share (non-GAAP)	$0.96	$0.86	$0.58	$0.72	$0.83

Core pre-provision net revenue (PPNR) per share:
Income (Loss) before taxes (GAAP)	$5,815	$(4,994)	$3,703	$3,944	$4,217
Add: Acquisition related expenses	4,990	9,653	1,071	486	826
Add: ACL provision for FNCB acquired legacy loans		14,328
Add: Provision for credit losses	3,369	130	596	708	1,669
Add: Provision for credit losses on unfunded commitments	452	(785)	(197)	487	(2)
Core PPNR (non-GAAP)	$14,626	$18,332	$5,173	$5,625	$6,710
Average common shares outstanding-diluted	10,051,337	10,044,449	7,114,115	7,102,112	7,091,015
Core PPNR per share (non-GAAP)	$1.46	$1.83	$0.73	$0.79	$0.95

(1)	Current quarter tax adjustments use a rate of 21.8%, prior quarters use the effective tax rate for the quarter.

Peoples Financial Services Corp.

Reconciliation of Non-GAAP Financial Measures (Unaudited)

(In thousands, except share and per share data)

	Dec 31	Dec 31
Twelve months ended	2024	2023
Core net income per share:
Net income GAAP	$8,498	$27,380
Adjustments:
Add: ACL provision for FNCB acquired legacy loans	14,328
Less: ACL provision for FNCB acquired legacy loans tax adjustment	3,126
Less: Gain on sale of available for sale securities	1	81
Add: Gain on sale of available for sale securities tax adjustment		17
Add: Acquisition related expenses	16,200	1,816
Less: Acquisition related expenses tax adjustment	3,534	278
Core net income	$32,365	$28,854
Average common shares outstanding - diluted	8,586,035	7,151,471
Core net income per share	$3.77	$4.03

Core return on average stockholders’ equity:
Net income GAAP	$8,498	$27,380
Adjustments:
Add: ACL provision for FNCB acquired legacy loans	14,328
Less: ACL provision for FNCB acquired legacy loans tax adjustment	3,126
Less: Gain on sale of available for sale securities	1	81
Add: Gain on sale of available for sale securities tax adjustment		17
Add: Acquisition related expenses	16,200	1,816
Less: Acquisition related expenses tax adjustment	3,534	278
Core net income	$32,365	$28,854
Average stockholders’ equity	410,762	329,223
Core return on average stockholders’ equity	7.88%	8.76%

Return on average tangible stockholders' equity:
Net income GAAP	$8,498	$27,380
Average stockholders’ equity	410,762	329,223
Less: average intangibles	88,043	63,406
Average tangible stockholders’ equity	$322,719	$265,817
Return on average tangible stockholders’ equity	2.63%	10.30%

Core return on average tangible stockholders’ equity:
Net income GAAP	$8,498	$27,380
Adjustments:
Add: ACL provision for FNCB acquired legacy loans	14,328
Less: ACL provision for FNCB acquired legacy loans tax adjustment	3,126
Less: Gain on sale of available for sale securities	1	81
Add: Gain on sale of available for sale securities tax adjustment		17
Add: Acquisition related expenses	16,200	1,816
Less: Acquisition related expenses tax adjustment	3,534	278
Core net income	$32,365	$28,854
Average stockholders’ equity	410,762	329,223
Less: average intangibles	88,043	63,406
Average tangible stockholders’ equity	$322,719	$265,817
Core return on average tangible stockholders’ equity	10.03%	10.85%

Core return on average assets:
Net income GAAP	$8,498	$27,380
Adjustments:
Add: ACL provision for FNCB acquired legacy loans	14,328
Less: ACL provision for FNCB acquired legacy loans tax adjustment	3,126
Less: Gain on sale of available for sale securities	1	81
Add: Gain on sale of available for sale securities tax adjustment		17
Add: Acquisition related expenses	16,200	1,816
Less: Acquisition related expenses tax adjustment	3,534	278
Core net income	$32,365	$28,854
Average assets	4,493,614	3,683,215
Core return on average assets	0.72%	0.78%

Pre-provision net revenue (PPNR) per share:
Income before taxes (GAAP)	$8,468	$32,501
Add: ACL provision for FNCB acquired legacy loans	14,328
Add: Provision for credit losses	4,803	566
Add: Provision for credit losses on unfunded commitments	(43)	(2)
PPNR (non-GAAP)	$27,556	$33,065
Average common shares outstanding-diluted	8,586,035	7,151,471
PPNR per share (non-GAAP)	$3.21	$4.62

Core pre-provision net revenue (PPNR) per share:
Income before taxes (GAAP)	$8,468	$32,501
Add: ACL provision for FNCB acquired legacy loans	14,328
Add: Acquisition related expenses	16,200	1,816
Add: Provision for credit losses	4,803	566
Add: Provision for credit losses on unfunded commitments	(43)	(2)
Core PPNR (non-GAAP)	$43,756	$34,881
Average common shares outstanding-diluted	8,586,035	7,151,471
Core PPNR per share (non-GAAP)	$5.10	$4.88

(1)	Above tax adjustments use a rate of 21.8% and 15.3% for 2024 and 2023, respectively.

Peoples Financial Services Corp.

Reconciliation of Non-GAAP Financial Measures (Unaudited)

(In thousands, except share and per share data)

The following tables reconcile the non-GAAP financial measures of FTE net interest income for the three and twelve months ended December 31, 2024 and 2023:

Three months ended December 31	2024	2023
Interest income (GAAP)	$65,803	$40,072
Adjustment to FTE	701	477
Interest income adjusted to FTE (non-GAAP)	66,504	40,549
Interest expense	27,292	19,803
Net interest income adjusted to FTE (non-GAAP)	$39,212	$20,746

Twelve months ended December 31	2024	2023
Interest income (GAAP)	$211,460	$149,851
Adjustment to FTE	2,367	1,917
Interest income adjusted to FTE (non-GAAP)	213,827	151,768
Interest expense	95,471	63,097
Net interest income adjusted to FTE (non-GAAP)	$118,356	$88,671

The efficiency ratio is noninterest expenses, less amortization of intangible assets and acquisition related costs, as a percentage of FTE net interest income plus noninterest income. The following tables reconcile the non-GAAP financial measures of the efficiency ratio to GAAP for the three and twelve months ended December 31, 2024 and 2023:

Three months ended December 31	2024	2023
Efficiency ratio (non-GAAP):
Noninterest expense (GAAP)	$34,998	$17,598
Less: Amortization of intangible assets expense	1,702	19
Less: Acquisition related expenses	4,990	826
Noninterest expense (non-GAAP)	28,306	16,753

Net interest income (GAAP)	38,511	20,269
Plus: Taxable equivalent adjustment	701	477
Noninterest income (GAAP)	5,671	3,215
Less: Net (losses) gains on equity securities	(23)	6
Net interest income (FTE) plus noninterest income (non-GAAP)	$44,906	$23,955
Efficiency ratio (non-GAAP)	63.03%	69.94%

Twelve months ended December 31	2024	2023
Efficiency ratio (non-GAAP):
Noninterest expense (GAAP)	$106,726	$67,820
Less: Amortization of intangible assets expense	3,367	105
Less: Acquisition related expenses	16,200	1,816
Noninterest expense (non-GAAP)	87,159	65,899

Net interest income (GAAP)	115,989	86,754
Plus: Taxable equivalent adjustment	2,367	1,917
Noninterest income (GAAP)	18,336	14,133
Less: Net gains (losses) on equity securities	132	(11)
Less: Gains on sale of available for sale securities	1	81
Net interest income (FTE) plus noninterest income (non-GAAP)	$136,559	$102,734
Efficiency ratio (non-GAAP)	63.83%	64.15%